UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 18, 2013

Volterra Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50857	94-3251865
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47467 Fremont Blvd., Fremont, California		94538
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 510 743 1200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Executive Officer Cash Compensation

On January 18, 2013, the Compensation Committee of the Board of Directors of Volterra Semiconductor Corporation (the “Company”) approved changes to 2013 base salaries for certain of its executive officers. The Committee also approved certain bonuses for exemplary performance of certain of its executive officers, outside of the Company’s 2012 management bonus plan. The Committee’s approvals are described in Exhibit 10.1 to this Current Report, which is incorporated in this Item 5.02 by reference.

Management Bonus Plan for 2012

The Compensation Committee determined that no payouts would be made under the Company’s 2012 management bonus plan, as the Company did not meet the pre-established financial targets under such plan.

Management Bonus Plan for 2013

The Compensation Committee also approved participation by the Company’s executive officers in the Company’s management bonus plan for 2013, at the bonus target percentages provided below.

Name and Title	Bonus Target
Jeff Staszak
President and Chief Executive Officer	100%
Mike Burns
Senior Vice President, Finance and Chief Financial Officer	60%
Bill Numann
Senior Vice President, Server and Storage and Notebook Product Groups	60%
Craig Teuscher
Chief Operating Officer	75%
Tom Truman
Vice President, World Wide Sales	60%

Under the management bonus plan, an executive bonus pool is established dependent on the Company’s achievement of certain revenue milestones and non-GAAP operating income results. Non-GAAP operating income excludes certain items such as stock based compensation expenses, intellectual property litigation expenses and the bonus pool expense. The bonus target for each executive officer, as described above, is a percentage of his base salary earned during the year. Under the plan, individual bonuses may range from 0% (if the Company does not achieve profitability) to a maximum of 150% (if revenue and non-GAAP operating income results exceed objectives) of the bonus target amount for such officer. The bonus for the Company’s chief executive officer is based solely on the Company’s financial performance. The bonuses for all other executive officers of the Company are weighted such that fifty percent of the bonus target is based on the Company’s financial performance and fifty percent is based on the satisfaction of individual performance criteria as established by the Company’s chief executive officer, as reviewed by the Compensation Committee.

The foregoing descriptions are subject to, and qualified in their entirety by, the Company’s Management Bonus Plan, which is filed as Exhibit 10.2 to this Current Report and is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished with this document:

Exhibit Number	Description of Exhibit

10.1	Executive Officer Cash Compensation

10.2	2013 Management Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volterra Semiconductor Corporation

January 25, 2013	By:	/s/ David Oh
Name: David Oh
Title: General Counsel